UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 18, 2011

Asia Green Agriculture Corporation
(Exact Name of Registrant as Specified in Charter)

0-53343	Nevada	26-2809270
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Shuinan Industrial Area, Songxi County, Fujian Province 353500, China
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (86) 0599-2335520

SMSA Palestine Acquisition Corp.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 18, 2011, Asia Green Agriculture Corporation (the “Company”) filed amended and restated articles of incorporation with the Nevada Secretary of State to give effect to (i) a 2.5 for 1 forward stock split, (ii) an increase in our authorized common stock from 100 million shares to 200 million shares and (iii) a name change from SMSA Palestine Acquisition Corp. to Asia Green Agriculture Corporation.

The amended and restated articles of incorporation were approved by our board of directors on October 8, 2010. The amended and restated articles of incorporation were approved by a stockholder holding 61% of our outstanding common stock by written consent on October 8, 2010. We filed a definitive information statement on Schedule 14C with the Securities and Exchange Commission regarding the amended and restated articles of incorporation on December 16, 2010 and mailed the information statement to our stockholders on December 21, 2010.

In connection with the forward stock split, each share of the Company’s common stock was automatically converted and reconstituted into 2.5 shares of our common stock. The stock split was effective on the date we filed the amended and restated articles of incorporation on January 18, 2011. Any fractional shares resulting from the forward stock split were rounded up. Each stockholder’s percentage ownership in the Company and proportional voting power remains unchanged after the stock split, except for minor adjustments resulting from the rounding up of fractional shares.

Our common stock will begin trading under the Company’s new name and on a post-stock split basis on the Over-the-Counter Bulletin Boards on Tuesday, January 25, 2011 under our new trading symbol “AGAC.”

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
Number	Description
3.1	Amended and Restated Articles of Incorporation of Asia Green Agriculture Corporation

2-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asia Green Agriculture Corporation

Dated: January 24, 2011	By:	/s/ Tsang Yin Chiu Stanley
Tsang Yin Chiu Stanley
Chief Financial Officer